Exhibit 10.27

    Cardinal Health

Project Plan for Process Development/Transfer, and cGMP Manufacturing of Recombinant Single Chain Gonadotropin

Prepared For: Prepared By: Estimate Number:	Aspen Bio, Inc. (AB) Cardinal Health-Middleton (CH-M) AB.cgmp.04.21.05R.5

Assumptions:

o	CH-M will qualify the concentration assay already transferred to CH-M.
o	Phase A of the project has been completed under a separate agreement.
o	At initiation, this project will fall under the MTA executed to support Phase A of the project, but a Scope of Work (SOW) document and Developing and Manufacturing Agreement will be executed to support this project.
o	Objective of Phase B is to develop scaleable, robust processes to support cGMP manufacturing activities.
o	Objective of Phase C is to carry out cGMP manufacturing at the [**see footnote] L scale in preparation for eventual production at the [**see footnote] L scale.
o	Consumables and testing are not included in phases B and C. The price of these items will be based on the final processes and protocols developed but estimates are provided.
o	Shipping and handling is not included and will be billed on a monthly basis.
o	All prices are in US dollars and are non-binding until a contract is executed.

Cardinal Health’s Services-Phase B:   Process Development and [**see footnote] L Scale-down runs

Phase B:   Step

Qualification of concentration assay

Upstream non-cGMP production

Master Cell Bank (MCB) Manufacture
$ [**see footnote] if performed at CH-M

Downstream Process Transfer

[**see footnote] L Scale-down run

$ [**see footnote] Description

Transferred concentration assay will be utilized for unpurified samples and absorbance at 280nm will be used to determine purified protein concentration.

[**see footnote] liters of cell culture supernatant will be prepared in Wave bioreactors in non-cGMP area. Approximately [**see footnote] liters of this material will used to transfer AB's downstream process to CH-M and the remaining material (about [**see footnote] liters) will be provided to AB for further processing. This material will become available in [**see footnote] batches.

The chosen clone will be expanded to manufacture a [**see footnote] vial cell bank. This bank will be suitable for cGMP manufacture after appropriate testing. If banking is outsourced it will be billed at [**see footnote] plus
[**see footnote]

Transfer activities will involve the transfer of a one column process and [**see footnote] hours are reserved for evaluating the addition of a second purification step and viral clearance steps.

Upstream and Downstream activities will be run to produce non-cGMP low endotoxin material suitable for formulation, stability studies, and use as a reference standard. A copy of the batch record for the scale down run will be provided to
AB. Samples will be pulled for viral clearance study.

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Phase C: cGMP Manufacturing

cGMP Manufacturing Services: Steps Upstream Production Clarification and Downstream Processing cGMP Documentation and Regulatory support cGMP Stability Study	$ [**see footnote] for three concurrent [**see footnote] L Description: [**see footnote]
Wave runs. Or $ [**see footnote] for [**see footnote] L
bioreactors.

[**see footnote] vials from the MCB will be thawed and scaled up to [**see footnote] L bioreactors or Wave bags in one of Cardinal Health's cGMP suites.

Each [**see footnote] L batch will be processed separately. Pricing assumes a [**see footnote] step purification, each with loading times of less than [**see footnote] hours per column and minimal buffer exchanges. Includes viral clearance steps and bulk fill but NOT safety testing, release testing, consumables or fill finish.

Copies of all batch records will be provided to client and CH-M will prepare support the regulatory filings for the product including preparation of the CMC portion of the filing.

Adds approximately $ [**see footnote] - $ [**see footnote] per time point.

Phase D1 Fill Finish (performed at Cardinal Health Nexus Drive)

Liquid or lyo, both are being considered, at scale TBD.          TBD

Price estimate for items other than Cardinal Health’s services (estimates only)

Table 1: Safety, in Process and Release Testing Estimate. Some activities to be subcontracted and price willvary depending testing plan and CTO chosen, and pricing includes [**see footnote] % markup for managing samples(subcontracted testing) and auditing reports. Price TBD.

Pre-Bank testing

Master Cell Bank Testing (IND level testing)

Phase I/II Viral Clearance Study (IND level testing)

Testing of non-cGMP runs (IND level testing)

Testing and release of cGMP material ([**see footnote] L) (IND level testing)

EPC testing (IND level testing)	$ [**see footnote]

$TBD

$ [**see footnote], $ [**see footnote]

$ [**see footnote] per run or $ [**see footnote] per two
runs (one [**see footnote] L and one [**see footnote] L)

$ [**see footnote] - $ [**see footnote]

$TBD

Testing of non-cGMP lots and cGMP lots (beyond standard in process tests) will be subcontracted and billed to ABat cost plus [**see footnote]%. AB will approve the final testing plan.

Table 2: Estimate of Project Consumables Approximately:$ [**see footnote] — $ [**see footnote] assuming re-useof
cGMP purification consumables add approximately

Cell Culture Media and consumables ($ [**see footnote] per Liter) Chromatography resins (assuming re-use) Project dedicated columns and filters	$ [**see footnote] $ [**see footnote] $ [**see footnote]

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Project Plan and Quotation Page 2 of 3
CONFIDENTIAL

**Note: Confidential Information has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

Pricing summary:

Phase A: Cell line engineering:
Phase B: Process development:
Reference standard characterization (Optional):
Phase D: cGMP Production:
Fill/Finish:
cGMP stability:
Table 1: Testing (safety, in process and release):
Table 2: Consumables:
Total budget	Complete
$ [**see footnote]
$ [**see footnote] - $ [**see footnote]
$ [**see footnote] - $ [**see footnote]
$ TBD
$ [**see footnote] - $ [**see footnote]
$ TBD
$ [**see footnote] - $ [**see footnote]
$ TBD

Invoicing [**see footnote] % at the start of each phase and [**see footnote] % upon completion of final report.

Signature for AB__________________________________________Date:___________________

Signature for CH-M:_______________________________________Date:____________________

Cardinal Health-Middleton Contact information:

Michael E. Jenkins, PhD Director, Bus. Dev. & Commercial Ops. 608-821-6223 (direct) 608-215-4881 (mobile) michael.jenkins@cardinal.com	8137 Forsythia St. Middleton, WI 53562 608-824-9920 www.gala.com www.cardinal.com

Cardinal Health-Middleton
Project Plan and Quotation Page 3 of 3
CONFIDENTIAL

**Note: Confidential Information has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.